UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: February 13, 2006

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

2006 Incentive Award Program for Executives. On February 13, 2006, the Compensation Committee of the Board of Directors approved the 2006 incentive award program for the company’s executive officers. The 2006 performance incentive program consists of two components: 1) quarterly bonuses based on the company’s performance, as measured by quarterly revenue growth and earnings before interest and taxes (“EBIT”) and, 2) semi-annual individual performance bonuses. An executive’s maximum individual performance bonus is equal to 80% of the quarterly amounts paid to the executive based on the company’s performance for the first or second half of the year, as appropriate. Individual performance is assessed at mid-year and again at year end and, based on that rating, each executive is assigned a percentage (ranging from 0% to 100%) of the maximum individual performance bonus that will be awarded.

Under the 2006 Incentive Award Program an executive officer’s incentive compensation target is a percentage of his or her base salary, ranging from 23% to 62% depending on the executive officer’s title and responsibilities. The actual bonus payments under such awards may be less than or greater than the target amounts or not earned depending on whether and the extent to which the financial performance of the company and individual performance meets, exceeds or is below expectation. A description of the 2006 Incentive Award Program for executives is attached hereto as Exhibit 99.1, which description is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

99.1	2006 Incentive Award Program for Executives

EXHIBIT INDEX

Exhibit Number	Description

99.1	2006 Incentive Award Program for Executives

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: February 16, 2006	/s/ Melvin Dick
Melvin Dick, Executive Vice President and Chief Financial Officer